Exhibit 19.1

  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

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  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              12

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $19,136,868.10                $2,621.62          $19,139,489.72
  Repurchased Loan Proceeds Related to Interest                          38,706.86                     0.00               38,706.86
                                                                         ---------                     ----               ---------
      Total                                                         $19,175,574.96                $2,621.62          $19,178,196.58

  Servicer Advances:
  Principal Advances                                                         $0.00                $3,796.94               $3,796.94
  Interest Advances                                                   4,504,244.97                   512.06            4,504,757.03
                                                                      ------------                   ------            ------------
      Total                                                          $4,504,244.97                $4,309.00           $4,508,553.97

  Principal:
  Principal Collections                                             $98,477,218.46               $41,295.03          $98,518,513.49
  Prepayments in Full                                                52,069,791.15                14,834.76           52,084,625.91
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,683,508.40                     0.00            1,683,508.40
  Payahead Draws                                                              0.00                 2,474.70                2,474.70
                                                                              ----                 --------                --------
      Total                                                        $152,230,518.01               $58,604.49         $152,289,122.50

  Liquidation Proceeds                                                                                                $2,782,763.04
  Recoveries from Prior Month Charge-Offs                                                                                 90,251.86
                                                                                                                          ---------
      Total Principal Collections                                                                                   $155,162,137.40

  Principal Losses for Collection Period                                                                              $7,472,175.23
  Total Regular Principal Reduction                                                                                 $159,765,094.67

  Total Collections                                                                                                 $178,848,887.95

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $178,848,887.95
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $178,848,887.95



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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              12

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,379,450.73        $3,379,450.73                $0.00
   Amount per $1,000 of Original Balance               0.57                 0.57                 0.00

Net Swap Payment                              $3,303,551.55

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                     436,546.52           436,546.52                0.00                 0.00                0.00
   Class A2 B Notes                     782,429.51           782,429.51                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,233,000.00         2,233,000.00                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $7,852,385.18        $7,852,385.18               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $8,430,965.18        $8,430,965.18               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $163,734,920.49

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        27,202,780.00
   Regular Principal Distribution Amount    124,671,651.63
                                            --------------
      Principal Distribution Amount        $151,874,431.63

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       39,776,636.86
   Class A2 B Notes                                      112,097,794.77
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $151,874,431.63

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00

  Total Note and Certificate Principal Paid:            $151,874,431.63

  Collections Released to Servicer                       $11,860,488.86

  Total Available for Distribution         $178,848,887.95
  Total Distribution (incl. Servicing Fee) $178,848,887.95


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              12

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              72.32                    0.79                    73.11
  Class A2 B Notes                                              72.32                    0.50                    72.83
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.28                     1.28
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $26.25                   $1.36                   $27.61

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----
  Total Notes and Certificates:                                $25.73                   $1.43                   $27.16

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $3,797,660,048.21       0.6563798                $3,645,785,616.58       0.6301302
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            219,186,536.44       0.3985210                   179,409,899.58       0.3261998
  Class A2 B Notes                            617,707,511.77       0.3985210                   505,609,717.00       0.3261998
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $3,913,376,048.21       0.6631175                $3,761,501,616.58       0.6373825

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.99%                                           7.00%
  Weighted Average Remaining Maturity (WAM)             41.63                                           40.79
  Remaining Number of Receivables                     284,438                                         278,275
  Portfolio Receivable Balance              $4,055,340,874.13                               $3,895,565,087.40

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $8,955,651.63
  Specified Credit Enhancement Amount                                                                        $38,955,650.87
  Yield Supplement Overcollateralization Amount                                                             $125,107,819.19
  Target Level of Overcollateralization                                                                     $134,063,470.82

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              12


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $2,782,763.04
  Recoveries from Prior Month Charge-Offs                                                                                $90,251.86
  Total Principal Losses for Collection Period                                                                        $7,472,175.23
  Charge-off Rate for Collection Period (annualized)                                                                          1.36%
  Cumulative Net Losses for all Periods                                                                              $31,647,026.90


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         5,257                $75,670,420.19
  61-90 Days Delinquent                                                                           832                $12,424,211.93
  91-120 Days Delinquent                                                                          278                 $4,207,354.35
  Over 120 Days Delinquent                                                                        252                 $4,261,081.59

  Repossesion Inventory                                                                           729                $11,586,532.44


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        1.4052%
  Preceding Collection Period                                                                                               1.4752%
  Current Collection Period                                                                                                 1.3883%
  Three Month Average                                                                                                       1.4229%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.4135%
  Preceding Collection Period                                                                                               0.4497%
  Current Collection Period                                                                                                 0.4894%
  Three Month Average                                                                                                       0.4509%


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              12

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $14,822,668.42                    $36,004.23
  New Advances                                                                           4,470,605.95                      4,309.00
  Servicer Advance Recoveries                                                            4,289,541.44                      7,557.38
                                                                                         ------------                      --------
  Ending Servicer Advances                                                             $15,003,732.93                    $32,755.85

  Current Month Interest Advances for Prepaid Loans                                        $33,639.02                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $8,027.14
  Additional Payaheads                                                                                                    17,397.40
  Payahead Draws                                                                                                          17,520.18
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                         $7,904.36

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